UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2022
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2022, each of Victor H. Doolan and Robert Heller notified Sonic Automotive, Inc. (the “Company”) of his intention not to seek reelection to the Company’s board of directors (the “Board”) at the 2022 annual meeting of the Company’s stockholders (the “2022 Annual Meeting of Stockholders”). Mr. Doolan’s and Mr. Heller’s terms as members of the Board will end on the date of the 2022 Annual Meeting of Stockholders.
On February 9, 2022, the Board increased the size of the Board from eleven to twelve directors and elected Michael Hodge, Executive Vice President, Finance and Chief Accounting Officer of Speedway Motorsports, Inc., to the Board, effective that day, with a term expiring at the 2022 Annual Meeting of Stockholders. Mr. Hodge has not been named to any committees of the Board. There are no arrangements or understandings between Mr. Hodge and any other persons pursuant to which he was selected as a director. There are no transactions involving the Company and Mr. Hodge that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K. Mr. Hodge will be entitled to receive compensation in accordance with the Company’s Director Compensation Policy for non-employee directors, a copy of which was attached as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.
On February 9, 2022, the Compensation Committee of the Board of Directors (the “Compensation Committee”) established the parameters for determining performance-based cash bonuses for the performance period of January 1, 2022 through December 31, 2022 (the “Performance Period”) for the following executive officers of the Company (the “Executive Officers”): Mr. O. Bruton Smith, Executive Chairman; Mr. David Bruton Smith, Chief Executive Officer; Mr. Jeff Dyke, President; and, Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer. The Compensation Committee established performance requirements consisting of achievement levels related to (1) adjusted earnings per share goals and (2) customer satisfaction performance goals based on the percentage of the Company’s dealerships that meet or exceed specified objectives, as reported by the respective manufacturers for such brands. Following the completion of the Performance Period, the Compensation Committee will evaluate the Company’s achievement of the pre-established performance goals and will determine actual bonus amounts to be paid to the Executive Officers by no later than March 15, 2023.
Also on February 9, 2022, the Compensation Committee approved grants of performance-based restricted stock units under the Sonic Automotive, Inc. 2012 Stock Incentive Plan to the following Executive Officers in the following amounts: Mr. O. Bruton Smith, 55,449 units; Mr. David Bruton Smith, 75,260 units; Mr. Jeff Dyke, 42,763 units; and Mr. Heath R. Byrd, 33,330 units. These restricted stock unit awards will not be eligible for dividend equivalents or voting rights. As provided by the Compensation Committee, these restricted stock units generally remain subject to forfeiture for up to three years from the date of grant based on continuation of employment and violation of any restrictive covenants or confidentiality provisions contained in any agreement between the Company and the respective officer. The awards of restricted stock units are also subject to forfeiture, in whole or in part, based on achievement of specified measures of the Company’s defined adjusted earnings per share performance for the 2022 calendar year. Subject to the performance condition, these awards vest in three annual installments, with 25% of the restricted stock units vesting on March 31, 2023, 30% of the restricted stock units vesting on February 9, 2024 and 45% of the restricted stock units vesting on February 9, 2025. Following vesting, the restricted stock units will be converted to, and paid in the form of, an equivalent number of shares of the Company’s Class A common stock.
In addition, on February 9, 2022, the Compensation Committee approved a special grant to Mr. Heath R. Byrd of 75,000 restricted stock units under the Sonic Automotive, Inc. 2012 Stock Incentive Plan, which will vest on February 9, 2027 subject to Mr. Byrd’s continued employment with the Company until such date. The Compensation Committee approved the award to provide Mr. Byrd with a significant long-term incentive intended to encourage him to continue his employment with the Company. These restricted stock units will not be eligible for dividend equivalents or voting rights. Following vesting, the restricted stock units will be converted to, and paid in the form of, an equivalent number of shares of the Company’s Class A common stock.
Finally, on February 9, 2022, the Compensation Committee approved base salaries to be retroactively effective as of January 1, 2022 for the Executive Officers in the following amounts: Mr. O. Bruton Smith, from $200,000 to $240,000; Mr. David Bruton Smith, from $1,113,638 to $1,336,366; Mr. Jeff Dyke, from $994,358 to $1,193,230; and Mr. Heath R. Byrd, from $775,000 to $930,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

February 11, 2022	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel